Exhibit 99.1

K2M MOBILE TREATMENT SERVICES, INC.
FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

K2M MOBILE TREATMENT SERVICES, INC.

CONTENTS

PAGE	3	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	4	BALANCE SHEETS AS OF DECEMBER 31, 2005 AND 2004

PAGE	5	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

PAGE	6	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

PAGE	7	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

PAGES	8	NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

The Board of Directors
K2M Mobile Services, Inc.

We have audited the accompanying balance sheets of K2M Mobile Services, Inc. (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K2M Mobile Services, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 8, on March 10, 2006, the Company entered into a stock purchase agreement with a publicly held company pursuant to which the public company acquired all of the issued and outstanding stock of the Company.

Weinberg & Company, P.A.

Los Angeles, Ca.
August 7, 2006

K2M MOBILE TREATMENT SERVICES, INC.
BALANCE SHEETS

	December 31,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash	$166,574	$83,769
Accounts receivable, net of allowance for doubtful accounts of
$5,000 and $1,500, respectively	337,618	439,744

Total Current Assets	504,192	523,513

PROPERTY AND EQUIPMENT - net of accumulated depreciation
of $467,648 and $398,509, respectively	290,955	53,757

Deferred Income Taxes	16,000	43,000

TOTAL ASSETS	$811,147	$620,270

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$72,845	$154,406
Accrued Expenses	68,562	72,851
Income Tax Payable	120,914	5,999
Deferred Income Taxes	84,000	83,000
Current portion of notes payable	71,429	207,969
Total Current Liabilities	417,750	524,225

LONG-TERM LIABILITIES
Notes payable, net of current portion	115,340	16,250

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, no par value, 1,000,000 shares authorized,	1,000	1,000
1,000,000 shares issued and outstanding
Retained Earnings	277,057	78,795
Total Stockholders' Equity	278,057	79,795

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$811,147	$620,270

See accompanying notes to financial statements.

K2M MOBILE TREATMENT SERVICES, INC
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2005	2004

REVENUES	$2,644,749	$2,230,820

COST OF REVENUES	1,343,673	1,087,472

GROSS PROFIT	1,301,076	1,143,348

OPERATING EXPENSES	928,920	619,388

OPERATING INCOME	372,156	523,960

OTHER EXPENSE:

Interest and financing costs	(24,175)	(59,904)

INCOME BEFORE PROVISION FOR INCOME TAXES	347,981	464,056

Provision for income taxes	(149,719)	(210,799)

NET INCOME	$198,262	$253,257

See accompanying notes to financial statements.

K2M MOBILE TREATMENT SERVICES, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

			Retained
			Earnings
	Common Stock		(Accumulated
	Shares	Amount	Deficit)	Total

Balance, January 1, 2004	1,000,000	$1,000	$(174,462)	$(173,462)

Net income for the year ended December 31, 2004	-	-	253,257	253,257

Balance, December 31, 2004	1,000,000	1,000	78,795	79,795

Net income for the year ended December 31, 2005	-	-	198,262	198,262

Balance, December 31, 2005	1,000,000	$1,000	$277,057	$278,057

See accompanying notes to financial statements.

K2M MOBILE TREATMENT SERVICES, INC.
STATEMENTS OF CASH FLOWS

	December 31,	December 31,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$198,262	$253,257
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and Amortization	69,139	52,007
Deferred Income Taxes	28,000	204,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	102,126	(206,701)
Prepaid and other current assets	-	(212)
Increase (decrease) in:
Accounts payable	(81,561)	(119,643)
Accrued expenses and other liabilities	110,626	8,410
Net cash provided by Operating Activities	426,592	191,118

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(306,337)	-
Net Cash Used In Investing Activities	(306,337)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes payable	191,673	-
Payments of notes payable	(229,123)	(172,686)
Net Cash Used In Financing Activities	(37,450)	(172,686)

NET INCREASE IN CASH	82,805	18,432

CASH - BEGINNING OF YEAR	83,769	65,337

CASH - END OF YEAR	$166,574	$83,769

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest expense	$16,261	$27,743
Income taxes	$12,802	$1,600

See accompanying notes to financial statements.

K2M MOBILE TREATMENT SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 1-ORGANIZATION AND PRINCIPAL ACTIVITIES

K2M Mobile Treatment Services, Inc. (the “Company”) was incorporated on March 18, 1994 under the laws of the State of California.

The Company is a service provider offering on-site treatment technologies related to air and water.  Their specialty is offering mobile treatment solutions for complex waste water and emissions management by way of mobile vapor control.

NOTE 2-SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

(a) Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements. These estimates and assumptions will also affect the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ materially based on any changes in the estimates and assumptions that the Company uses in the preparation of its financial statements that are reviewed no less than annually. Actual results could differ materially from these estimates and assumptions due to changes in environmental-related regulations or future operational plans, and the inherent imprecision associated with estimating such future matters.

(b) Revenue Recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is determinable, and collection is reasonably assured.

The Company is a service provider offering on-site treatment technologies related to air and water. The Company specializes in offering mobile treatment solutions for complex waste water and emissions management by way of mobile vapor control. We assist clients in meeting regulatory requirements from the designing stage to the waste disposition stage. The technicians who provide these services are billed at negotiated rates, or the service is bundled into a service package. These services are billed and revenue recognized when the service is performed and completed. When the service is billed, costs are accumulated and accrued.

K2M MOBILE TREATMENT SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(c) Concentrations
The Company’s financial instruments that are exposed to concentrations of credit risk consist principally of cash and trade receivables. The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may have exceeded FDIC insured levels at various times during the year. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk in cash.

The Company’s trade receivables result primarily from onsite vapor control and degassing services, and the concentration of credit risk is limited to a broad customer base located mostly in the West Coast of the United States geographic area.

The Company had four customers and three customers that accounted for 66% and 26% of revenue for the years ended December 31, 2005 and 2004, respectively.

As of December 31, 2005, there was one customer that accounted for 53% of accounts receivable. As of December 31, 2004, there were two customers that accounted for $71.3% of accounts receivable.

(d) Fair Value of Financial Instruments
The Company believes that the carrying value of its cash, accounts receivable, accounts payable and accrued expenses as of December 31, 2005 and 2004 approximates their respective fair values due to the demand or short-term nature of those instruments. The carrying amount of notes payable approximate fair value because the related effective interest rates on these instruments approximates the rates currently available to the Company.

(e) Cash
Cash in bank and short term investments with maturities fewer than thirty days are recorded as cash balances.

(f)Trade Receivables
Trade receivables are recorded at net realizable value, consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

K2M MOBILE TREATMENT SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon historical loss trends and specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended by contract. When an account balance is past due and attempts have been made by legal or other means, the amount is considered uncollectible and is written off against the allowance balance. At December 31, 2005 and 2004 trade receivables had a net balance in the amount of $337,618 and $439,477, net of allowances of $5,000 and $1,500, respectively.

(g)Property and Equipment
Property and equipment is stated at cost. Depreciation is computed using straight line methods based on the estimated useful lives of the assets, generally as follows:

Vehicles	5 Years
Equipment	5 Years
Furniture and fixtures	5 Years

(h) Impairment of Long-Lived Assets
Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, established guidelines regarding when impairment losses on long-lived assets, which includes property and equipment, should be recognized and how impairment losses should be measured. This statement also provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. The Company periodically reviews such assets for possible impairment and expected losses, if any, are recorded in the period when such impairment is determined.

(i) Income Taxes
The Company accounts for income taxes using the asset and liability method whereby deferred income tax assets and liabilities are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years difference between the financial statement carrying amounts and the tax bases of certain assets and liabilities. Changes in deferred tax assets and liabilities include the impact of any tax rate changes enacted during the year.

K2M MOBILE TREATMENT SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 3-RECENT ACCOUNTING PRONOUNCEMENTS

In November, 2004, the FASB issued Statement of Financial Accounting standards No. 151, “Inventory Costs”. This statement amends the guidance in ARB No. 43 Chapter 4, Inventory Pricing, to require items such as idle facility costs, excessive spoilage, double freight and re-handling costs to be expenses in the current period, regardless if they are abnormal amounts or not. This Statement will become effective for the Company in the first quarter of 2006. The Company is primarily a service provider and as such the adoption of SFAS 151 is not expected to have a significant effect on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 123(R) which revised SFAS No. 123 to require a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. A public entity will initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of that award will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period. A nonpublic entity may elect to measure its liability awards at their intrinsic value through the date of settlement. The statement is not effective for small business issuers until the first interim or annual reporting period beginning after December 15, 2005. The Company will adopt the requirements of SFAS No. 123(R) beginning fiscal 2006.

In May 2005, the FASB issued Statement No. 154 (" SFAS 154") "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects of the cumulative effect of the change. In the event of such impracticality, SFAS 154 provides for other means of application. In the event the Company changes accounting principles, it will evaluate the impact of SFAS 154.

K2M MOBILE TREATMENT SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 4-PROPERTY AND EQUIPMENT

Property and Equipment consists of the following as of December 31;

	2005	2004

Vehicles	$342,743	$266,986

Furniture & Fixtures	13,874	13,874

Equipment & Machinery	401,986	171,406

	758,603	452,266

Less accumulated depreciation	467,648	398,509
Property and equipment net of accumulated depreciation	$290,955	$53,757

Depreciation expense was $69,139 and $52,007 for the years ended December 31, 2005 and 2004, respectively.

NOTE 5-NOTES PAYABLE

Notes payable consists of the following at December 31;

	2005	2004

(a) Note Payable, Butler Capital	$141,383	$-
(b) Note payable, Nationwide Funding	13,331	29,371
(c) Note payable, truck	32,055	-
(d) Note payable, Jim Scott (e) Note payable, Keith Martins (f) Note payable, Union Bank	- - -	68,730 689 64,181
(g) Various notes payable - Equipment	-	61,248
Total notes payable	186,769	224,219
Less current portion	71,429	207,969
Notes payable, net of current portion	$115,340	$16,250

K2M MOBILE TREATMENT SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(a)	Equipment note, payable in monthly installments of $3,417 beginning in July 2005 including interest of 11.54% per annum through May 2010. The note is secured by a thermal oxidizer.

(b)	Equipment note, payable in monthly installments of $1,555 including interest of 11.83% per annum through September 2006. The note payable is secured by a filter press.

(c)	Equipment note, payable in monthly installments of $605 including interest of 0.0% per annum through May 2010. The note payable is secured by a vehicle.

(d)	Unsecured note, payable in monthly installments of $3,000 including interest of 6.08% per annum. The note was repaid in full in October 2005.

(e)	Unsecured note repaid in 2005.

(f)	Legal settlement, payable in monthly installments of $3,228 including interest of 14% per annum through August 2006. The loan was paid in full in October 2005.

(g)	Various equipment notes, interest ranging from 5.9% to 11%. All notes were paid off during 2005.

Future annual maturities under these notes payable at December 31, 2005 are as follows:

Year Ended December 31,
2006	$71,429
2007	29,212
2008	32,767
2009	36,756
2010	16,605
$186,769

K2M MOBILE TREATMENT SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 6-COMMITMENT AND CONTINGENCIES

OPERATING LEASES

The Company leases its warehouse and office facility under separate five year, and month - to - month operating lease agreements. Under terms of each of the leases, the Company pays the cost of repairs and maintenance.

Future minimum lease commitments under these leases at December 31, 2005 are as follows:

Year Ended December 31,
2006	$80,896
2007	82,894
2008	87,038
2009	59,928
2010	86,521

$397,277

Rent expense for the years ended December 31, 2005 and 2004 was $61,744 and $55,128, respectively.

ENVIRONMENTAL

To perform wastewater treatment at the site of clients, the Company is required to possess a permit to treat hazardous waste and air quality permits to monitor air emissions from equipment and certain processing activities. To treat Non-RCRA or “California-Only” hazardous wastewaters in the State of California the Company is required to possess a Transportable Treatment Unit (TTU) permit as issued by the Department of Toxic Substances Control. A TTU permit is generally not required in other States because the wastewater being treated is considered non-hazardous. Air permits are generally required to notify Air Quality Management Districts of most States of specific sources and pollutants from processing equipment and activities causing air emissions.

Although compliance with State and Federal laws and regulations may affect the costs of the Company’s operations, compliance costs to date have not been material.

LEGAL PROCEEDINGS

The Company is party to legal proceedings that arise through the normal course of business. The outcomes of these proceedings are not expected to have a material impact on these financial statements.

K2M MOBILE TREATMENT SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 7-INCOME TAXES

The components of the income tax provision (benefit) were as follows:

	Year Ended December31,
	2005	2004

Current - State	$35,285	$6,102

Current - Federal	86,434	697

Deferred - State	(2,000)	37,000

Deferred - Federal	30,000	167,000

	$149,719	$210,799

The Company's net deferred tax liabilities (using a federal corporate income rate of 34%) consisted of the following at December 31:

	2005	2004

Deferred tax assets:
Federal	$6,000	$34,000
State	10,000	9,000

Gross deferred income tax assets	16,000	43,000

Deferred tax liabilities:
Federal	(67,000)	(64,000)
State	(17,000)	(19,000)

Gross deferred income tax liabilities	(84,000)	(83,000)

Net deferred tax liability	$(68,000)	$(40,000)

K2M MOBILE TREATMENT SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

As of December 31, 2004, the Company had a federal net operating loss carry forward of approximately $24,000, which was realized in 2005. A deferred asset benefit for this operating loss has been recognized in the financial statements for the year ended December 31, 2004.

NOTE 8-SUBSEQUENT EVENT

On March 10, 2006, the Company entered into a stock purchase agreement with General Environmental Management, Inc. (GEM), a publicly held company, pursuant to which GEM acquired all of the issued and outstanding common stock of the Company. In consideration for the acquisition of the issued and outstanding common stock of the Company GEM paid $1.5 million in cash to the stockholders of K2M. As a result of the agreement, K2M became a wholly-owned subsidiary of GEM.